Exhibit 4.6
EXECUTION COPY
AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Amendment”) is made as of the 28th day of October, 2008 by and among MAKO Surgical Corp., a Delaware corporation (the “Company”) and the investors of the Company that have signed signature pages hereto (the “Investors”), being the requisite percentage of the Series A Investors, Series B Investors and Series C Investors. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Registration Rights Agreement (as defined below).
WHEREAS, the Company and the Investors (as well as other investors in the Company who are not signatories of this Amendment) are parties to that certain Second Amended and Restated Registration Rights Agreement dated February 6, 2007 (the “Registration Rights Agreement”), pursuant to which the Investors have certain rights with respect to the registration of Company securities;
WHEREAS, pursuant to the Registration Rights Agreement, the Company may not grant registration rights except with the consent of the Investors, and the Company now desires to undertake a private placement of the Company’s securities (the “Offering”) which includes a grant of registration rights to the prospective purchasers of Company securities in the Offering; and
WHEREAS, the Company and the Investors desire that the Company complete the Offering and the Registration Rights Agreement be amended to permit the Company to grant certain registration rights in relation to the Offering;
NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.	Section 1.1.3 (Reduction) of the Registration Rights Agreement is hereby amended by adding the following at the end of the section:
“If any securities issued pursuant to the 2008 SPA (as hereinafter defined) and any Registrable Securities (together, the “Combined Registrable Securities”) are included in any single registration statement, whether filed pursuant to this Section 1.1, the 2008 SPA or otherwise, and the aggregate number of the Combined Registrable Securities that are sought to be registered thereon must be reduced in order that such registration not be deemed a primary offering of securities by the Company, then the Company shall reduce the number of Combined Registrable Securities included in such registration statement in accordance with Section 6.1(g) of the 2008 SPA.”
2.	The Registration Rights Agreement is further amended by modifying Section 1.2.2 (Reduction) by adding the following at the end of the section:

“If pursuant to Section 1.2.1 any Registrable Securities are included in a registration statement required to be filed under the 2008 SPA and the Combined Registrable Securities must be reduced in order that such registration not be deemed a primary offering of securities by the Company, then the Company shall reduce the number of Combined Registrable Securities included in such registration statement in accordance with Section 6.1(g) of the 2008 SPA.”
3.
The Registration Rights Agreement is further amended hereby by deleting, in the first sentence of Section 1.5, the words “provided, further, that such thirty (30)-day periods shall be separated by at least seven (7) calendar days.”

4.	The Registration Rights Agreement is further amended by deleting the first clause of the first sentence of Section 1.7 (Grant and Transfer of Registration Rights) which states:
“Except for the registration rights granted by the Company after the date hereof (a) pursuant to any registration(s) effected on Form S-4 under the Act (or any successor form) with respect to Equity Securities issued or issuable in connection with any Board-approved business combination transaction(s), or (b) which are otherwise subordinate in all respects to the rights of the Investors hereunder,”
and replacing it with the following:
“Except for registration rights granted by the Company after the date hereof (a) pursuant to the terms of that certain Securities Purchase Agreement, dated on or about October 28, 2008 by and between the Company and the purchasers named therein (as amended, restated or otherwise modified from time to time, the “2008 SPA”), (b) pursuant to any registration(s) effected on Form S-4 under the Act (or any successor form) with respect to Equity Securities issued or issuable in connection with any Board-approved business combination transaction(s), or (c) which are otherwise subordinate in all respects to the rights of the Investors hereunder,”
5.
The Registration Rights Agreement is further amended by modifying the definition of Registrable Securities contained in Article II thereof by deleting clause (y) of the definition and replacing it with the following:

"(y) as to each Investor, such Investor’s shares of Common Stock and other Equity Securities as herein described shall cease to be Registrable Securities at such time as all of the same are eligible for sale in accordance with Rule 144(b)(1), or any successor or substantially similar provision, promulgated under the Act.”
6.	Other than the foregoing amendments, the Registration Rights Agreement is hereby ratified and confirmed in all respects.

7.	This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature Page to Amendment No. 1 to Second Amended and
Restated Registration Rights Agreement]
IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Second Amended and Restated Registration Rights Agreement as of the date first written above.

MAKO SURGICAL CORP.
By:	/s/ Maurice R. Ferré
Address: 2555 Davie Road
Fort Lauderdale, FL 33317

[Investors Signatures on Following Pages]

[Signature Page to Amendment No. 1 to Second Amended and
Restated Registration Rights Agreement]

INVESTORS: MK INVESTMENT COMPANY
By:	/s/ Diego Muñoz
	Name:	Diego Muñoz
	Title:	Director Address: Zonamerica de Montevideo, Ruta 8 KM 17.5, Building M1/C1, Montevideo - Uruguay

ZIEGLER MEDITECH EQUITY PARTNERS LP
By:	/s/ Donald J. Grande
	Name:	Donald J. Grande
	Title:	Chief Administrative Officer Address: 250 E. Wisconsin Avenue Milwaukee, WI 53202

MEDITECH ADVISORS LLC
By:	/s/ Eitan Machover
	Name:	Eitan Machover
	Title:	Partner Address: 250 East Wisconsin Avenue Milwaukee, WI 53202

APERTURE CAPITAL II, L.P.
By:	/s/ Eric Sillman
	Name:	Eric Sillman
	Title:	Member of its GP Address: 645 Madison Avenue 20th Floor, New York, New York 10022

[Signature Page to Amendment No. 1 to Second Amended and
Restated Registration Rights Agreement]

LUMIRA CAPITAL I LIMITED PARTNERSHIP
By:	/s/ Graysanne Bedell
/s/ Stephen Cummings
	Name:	Graysanne Bedell Stephen Cummings
	Title:	VP and Secretary Chief Financial Officer of its GP Address: 20 Bay Street, 11th Floor Toronto, Ontario M5J 2N8

LUMIRA CAPITAL I QUEBEC LIMITED PARTNERSHIP
By:	/s/ Graysanne Bedell
/s/ Stephen Cummings
	Name:	Graysanne Bedell Stephen Cummings
	Title:	VP and Secretary Chief Financial Officer of its GP Address: 1550 Metcalfe Street, Suite 502 Montreal, Quebec H3A 1X6

MLII CO-INVESTMENT FUND NC LIMITED PARTNERSHIP
By:	/s/ Graysanne Bedell
/s/ Stephen Cummings
	Name:	Graysanne Bedell Stephen Cummings
	Title:	VP and Secretary Chief Financial Officer of its GP Address: 20 Bay Street, 11th Floor Toronto, Ontario M5J 2N8

MMF HOLDINGS LLC
By:	/s/ Maurice R. Ferré
	Name:	Maurice R. Ferré, M.D.
	Title:	Address: 3900 Poinciana Avenue Miami, FL 33133

[Signature Page to Amendment No. 1 to Second Amended and
Restated Registration Rights Agreement]

/s/ Maurice R. Ferré
MAURICE R. FERRÉ, M.D.
Address: 2555 Davie Road Fort Lauderdale, FL 33317

/s/ Frederic H. Moll
FREDERIC H. MOLL, M.D.
Address: c/o Hansen Medical, Inc. 800 E. Middlefield Rd. Mountainview, CA 94043

/s/ Christopher C. Dewey
CHRISTOPHER C. DEWEY
Address: Box 23 173 Lamington Rd., Oldwick, NJ 08858